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                                                                       Exhibit j

                        Consent of Independent Auditors

The Board of Trustees and Shareholders
Domini Social Equity Fund, Domini Social Bond Fund, and Domini Social Index Portfolio

We consent to the use of our reports for the Domini Social Equity Fund and the Domini Social Bond Fund, both dated September 7, 2001, and the Domini Social Index Portfolio, dated September 7, 2001, all incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                     /s/ KPMG LLP


Boston, Massachusetts
November 29, 2001